FORM NO. 3a **Registration No. 43271**

BERMUDA

CERTIFICATE OF INCORPORATION
ON CHANGE OF NAME

I HEREBY CERTIFY that in accordance with section 10 of ***the Companies Act 1981*** **New Spring Company Ltd.** by resolution and with the approval of the Registrar of Companies has changed its name and was registered as **VimpelCom Ltd.** on the **1st** day of **October**, **2009.**

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this **1st** day of **October, 2009**

for **Registrar of Companies**